                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ________________


                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 21, 1995


                           HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



           DELAWARE                      0-9207                 95-2841597
(State or other jurisdiction of     (Commission File           (IRS Employer
        incorporation)                   Number)            Identification No.)


        5605 N. MACARTHUR BLVD, SUITE 400                           75038
               IRVING, TEXAS 75038                                (ZIP Code)
     (Address of principal executive offices)


     Registrant's telephone number, including area code: (214) 753-6900

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 15, 1995, Harken Energy Corporation (the "Company") entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") with Harken Exploration Company, a wholly owned subsidiary of the Company ("Harken Exploration"), and Momentum Operating Co., Inc. ("Momentum"). The transactions contemplated by the Purchase and Sale Agreement were consummated on December 21, 1995. Pursuant to the Purchase and Sale Agreement, Harken Exploration acquired all of Momentum's working interests in certain producing oil and gas leases located on approximately 6,800 acres in Hutchison County, Texas, a gas gathering system located thereon, property and equipment related thereto and the surface rights to a 161 acre tract of land (the "Properties"), in exchange for 2,500,000 shares of common stock, $.01 par value per share (the "Common Stock") of the Company (the "Purchase Shares"), $2,500,000 in cash and a promissory note of Harken Exploration (the "Note") in the principal amount of $13,000,000.

         The Note bears interest at 5% per annum as to $8,000,000 in principal amount only, is secured by Harken Exploration's interest in the Properties (but is otherwise a non-recourse note) and has not been guaranteed by the Company. The Note matures and becomes payable in two stages. Upon the earlier of (i) the expiration of 270 days following the date upon which the Securities and Exchange Commission (the "Commission") declares the First Registration Statement (as defined below) effective or (ii) January 15, 1997, $8,000,000 in principal amount of the Note, subject to adjustment as described below, will mature, and become payable ("Maturity I"). The remaining $5,000,000 in principal amount of the Note, subject to adjustment as described below, will mature and become payable ("Maturity II") on July 15, 1997; provided, however, that if the amount due at Maturity I is paid in shares of Common Stock as described below, such principal amount will mature and become payable on the earlier of (i) the expiration of 270 days following the date upon which the Commission declares the Second Registration Statement (as defined below) effective or (ii) November 15, 1997.

         Pursuant to the Purchase and Sale Agreement, Harken Exploration may elect to pay the amounts due at either or both of Maturity I and Maturity II in shares of Common Stock, with the number of shares to be issued at Maturity I to be determined by dividing the amount due at Maturity I by the average of the closing prices of the Common Stock on the American Stock Exchange during the period beginning upon the date which the First Registration Statement is declared effective and ending ten (10) trading days prior to Maturity I (the "Maturity I Average Trading Price") and the number of shares to be issued at Maturity II to be determined by dividing the amount due at Maturity II by the average of the closing prices of the Common Stock on the American Stock Exchange during the period beginning upon the date which the Second Registration Statement is declared effective and ending ten (10) trading days prior to Maturity II (the "Maturity II Average Trading Price").

         The Purchase Shares issued to Momentum have not been registered under the Securities Act of 1933 (the "Securities Act"), and were issued in reliance upon exemptions from registration available under the Securities Act. Such shares are "restricted securities" within the meaning of Rule 144 promulgated by the Commission under the Securities Act and may not be sold, transferred, or otherwise disposed of unless they are registered or sold, transferred, or otherwise disposed of pursuant to an exemption from registration.

         Pursuant to the terms of a Registration Rights Agreement between the Company and Momentum executed concurrently with the Purchase and Sale Agreement, the Company has agreed to file a "shelf" registration statement (the "First Registration Statement") pursuant to Rule 415 under the Securities Act covering the sale by Momentum of the Purchase Shares no later than January 20, 1996, and to use diligent efforts to maintain the effectiveness of the First Registration Statement for the shorter of (i) 270 days from the date of effectiveness of the First Registration Statement, or (ii) the date on which all of the Purchase shares have been sold by Momentum. If the amount due at Maturity I is paid in shares of Common Stock, Harken has agreed to file a second "shelf" registration statement (the "Second Registration Statement") pursuant to Rule 415 under the Securities Act on or before the expiration of 30 days following Maturity I, covering all of the shares of Common Stock issued to Momentum at Maturity I, and to use diligent efforts to maintain the effectiveness of the Second Registration Statement for the shorter of (i) 270 days from the date of effectiveness of the Second Registration Statement, or
(ii) the date on which all of the shares of Common Stock covered by the Second Registration Statement have been sold by Momentum. If the amounts due at Maturity II are paid in shares of Common Stock, Harken has agreed to file a third "shelf" registration statement (the "Third Registration Statement") pursuant to Rule 415 under the Securities Act on or before the expiration of 30 days following Maturity II, covering the sale of all of the shares of Common Stock issued to Momentum at Maturity II, and to use diligent efforts to maintain the effectiveness of the Third Registration Statement for the shorter of (i) 270 days from the date of effectiveness of the Third Registration Statement, or (ii) the date on which all of the shares of Common Stock covered by the Third Registration Statement have been sold by Momentum.

         The principal amount due at Maturity I is subject to adjustment as follows: (i) the principal amount due will be reduced by an amount equal to (x) the value of any title, mechanical or environmental defects with respect to the Properties discovered by Harken Exploration after closing and (y) the amount of costs, expenses, or losses suffered by Harken Exploration as a result of a breach of Momentum's representations and warranties contained in the Purchase and Sale Agreement, up to a maximum of $800,000; (ii) the principal amount will be adjusted in an amount equal to the difference between $500,000 and the net revenue received by Momentum with respect to the Properties between July 1, 1995 and December 21, 1995; (iii) the principal amount will be adjusted in an amount equal to the difference between (x) the greater of the amount realized by Momentum upon the sale of the Purchase Shares or the amount which could have been realized by Momentum if the Purchase Shares were sold at the Maturity I Average Trading Price and (y) $2.00 per share multiplied by the number of shares of Common Stock sold by Momentum between December 20, 1995 and Maturity I; (iv) the principal amount will be increased by a factor equal to 10% per annum of the weighted average of the daily differences between $5,000,000 and the aggregate proceeds received by Momentum upon the sale of the Purchase Shares; and (v) the principal amount will be increased by $200,000.

          The principal amount due at Maturity II is subject to adjustment as follows: (i) the principal amount will be adjusted by an amount equal to the difference between (x) the greater of the amount realized by Momentum upon the sale of the shares of Common Stock issued to Momentum at Maturity I or the amount which could have been realized by Momentum if such shares were sold at the Maturity II Average Trading Price and (y) Maturity I Average Trading Price multiplied by the number of shares of Common Stock sold by Momentum between Maturity I and Maturity II; and (ii) the principal amount will be increased by a factor equal to 10% per annum of the weighted average of the daily differences between $8,000,000 and the aggregate proceeds received by Momentum upon the sale of the shares of Common Stock issued to Momentum at Maturity I.

         Each of the Purchase and Sale Agreement, the Note, and the Registration Rights Agreement, attached hereto as Exhibits 2.1, 99.1 and 99.2 respectively, is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Harken Energy Corporation:

We have audited the accompanying statements of revenues and direct operating expenses of Momentum Properties for the fiscal years ended July 31, 1993, 1994, and 1995. These statements of revenues and direct operating expenses are the responsibility of Harken Energy Corporation's management. Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of Momentum Properties as of July 31, 1993, 1994, and 1995, in conformity with generally accepted accounting principles.



                                        /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Dallas, Texas,
   November 13, 1995

                              MOMENTUM PROPERTIES


            STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

          FOR THE FISCAL YEARS ENDED JULY 31, 1993, 1994, AND 1995,
              AND FOR THE THREE-MONTH PERIODS ENDED OCTOBER 31,
                        1994 AND 1995 (In thousands)



                                                                                             Three-Month
                                                          Fiscal Years Ended                Periods Ended
                                                               July 31,                      October 31,
                                                 ----------------------------------     --------------------
                                                   1993         1994         1995         1994        1995
                                                 --------     --------     --------     --------    --------
                                                                                             (Unaudited)
REVENUES:
   Oil                                            $   156      $   138      $   217     $     61    $     36
   Gas                                                812          920        1,110          277         297
                                                  -------      -------      -------     --------    --------
                                                      968        1,058        1,327          338         333
                                                  -------      -------      -------     --------    --------
DIRECT OPERATING EXPENSES:
   Production and other expenses                      182          191          190           52          39
   Taxes on production                                 71           76           94           24          24
                                                  -------      -------      -------     --------    --------
                 Total                                253          267          284           76          63
                                                  -------      -------      -------     --------    --------
EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                             $   715      $   791      $ 1,043     $    262    $    270
                                                  =======      =======      =======     ========    ========


      See notes to statements of revenues and direct operating expenses.

                              MOMENTUM PROPERTIES


        NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



1.  BASIS OF PRESENTATION:

On December 15, 1995, Harken Energy Corporation (the "Company") and Harken Exploration Company, a wholly owned subsidiary of the Company, entered into an agreement, effective July 1, 1995, with Momentum Operating Co., Inc. to acquire certain oil and gas producing properties ("Momentum Properties") in exchange for, among other consideration, 2,500,000 shares of the Company's restricted common stock, $2,500,000 cash consideration, and a note payable for $13,000,000. The closing of these transactions occurred on December 21, 1995. Eight million dollars of the $13,000,000 note payable bears interest at 5% per annum, is payable in either cash or shares of the Company's restricted common stock, and matures on the earlier of (i) nine months following the date of effectiveness of the registration statement for the shares of the Company's restricted common stock issued at closing or (ii) January 15, 1997 (the "First Maturity Date"). The remaining $5,000,000 of the $13,000,000 note payable is non-interest bearing, is payable in either cash or shares of the Company's restricted common stock, and matures on July 15, 1997; provided, however, that if the amount due at the First Maturity Date is paid in shares of the Company's restricted common stock, such amount shall mature on the earlier of (i) nine months following the date of effectiveness of the registration statement for the shares of the Company's restricted common stock issued at the First Maturity Date or (ii) November 15, 1997. The total purchase price was allocated to producing properties. The producing interests in approximately 52 wells consist entirely of operated interests in the panhandle region of Texas.

The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by Momentum Operating Co., Inc. are not necessarily indicative of the costs to be incurred by the Company. In addition, the accompanying statements of revenues and direct operating expenses do not include any operating overhead costs as Momentum Operating Co., Inc. operates all of the Momentum Properties and did not allocate internal overhead costs incurred by Momentum Operating Co., Inc. to the properties. The accompanying statements of revenue and direct operation expenses are presented for the fiscal years ended July 31, 1993, 1994 and 1995 as this is the fiscal year end of Momentum Operating Co. Inc.

Historical financial information reflecting financial position, results of operations, and cash flows of the Momentum Properties is not presented because the acquisition cost was assigned to the oil and gas property interests acquired. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2.  SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated Quantities of Proved Oil and Gas Reserves

Reserve information presented below has been estimated using October 31, 1995, prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

The proved oil and gas reserves at October 31, 1995, are as follows:

                                               Oil (Mbbls)       Gas (Mmcf)
                                               -----------       ----------
         Proved reserves                            863            24,102

         Proved developed reserves                  131             4,935

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of period-end prices for oil and gas and period-end costs for estimated future development and production expenditures to produce period-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% discount rate.

The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Furthermore, period-end prices, used to determine the Standardized Measure, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

The Standardized Measure at October 31, 1995, is as follows (in thousands):

             Future cash inflows                              $ 97,772
             Future costs-
                Production                                     (17,254)
                Development                                     (8,161)
                                                              --------

             Future net cash flows                              72,357
             10% annual discount                               (29,649)
                                                              --------

             Standardized Measure before income taxes         $ 42,708
                                                              ========

(b)          Pro forma financial information.



             The following unaudited pro forma combined condensed financial statements give effect to the December 21, 1995, acquisition by Harken Exploration Company, a subsidiary of Harken Energy Corporation ("Harken"), of certain oil and gas producing properties ("Momentum Properties") in exchange for, among other consideration, 2,500,000 shares of restricted Harken common stock, $2,500,000 cash consideration and a note payable in the face amount of $13,000,000. In addition, the unaudited pro forma combined condensed financial statements also reflect the October 5, 1995, acquisition of certain oil and gas properties ("Yellowhouse Properties"), as well as the May 12, 1995, issuance of European 8% Senior Convertible Notes in the amount of $15,000,000, the May 22, 1995, merger with Search Exploration, Inc. ("Search"), and the October 1994 acquisition of an additional 20.35625% interest in the CHAP Joint Venture (the "Prior Transactions").

The pro forma combined condensed balance sheet gives effect to the acquisition of the Momentum Properties and the Yellowhouse Properties as if they had been consummated as of September 30, 1995. The pro forma combined condensed statements of operations for the year ended December 31, 1994, and for the nine months ended September 30, 1995, give effect to all transactions as if each had been consummated at the beginning of each period.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the transactions been consummated at the dates indicated, nor are they indicative of future financial position or operating results.

                           HARKEN ENERGY CORPORATION


        PRO FORMA COMBINED CONDENSED BALANCE SHEET--SEPTEMBER 30, 1995
                                 (Unaudited)
                          (In thousands of dollars)



                                                               Pro Forma        Pro Forma
                                                              Adjustments-     Adjustments-
                                                Harken         Yellowhouse       Momentum
                  ASSETS                        Actual        Properties(1)   Properties(2)      Pro Forma
                  ------                     ------------     -------------   -------------      ---------
CURRENT ASSETS                                $  9,059          $   345          $    -           $  9,404

PROPERTY AND EQUIPMENT, net                     27,363            4,426            20,790           52,579

RESTRICTED CASH IN EUROPEAN
   SEGREGATED ACCOUNT                            9,674              -              (2,500)           7,174

INVESTMENTS IN FORMER
   SUBSIDIARIES                                  1,219              -                 -              1,219

NOTES RECEIVABLE FROM
RELATED PARTIES, including interest                232              -                 -                232

OTHER ASSETS, net                                1,846              -                 -              1,846
                                              --------          -------          --------         --------

                 Total assets                 $ 49,393          $ 4,771          $ 18,290         $ 72,454
                                              ========          =======          ========         ========

             LIABILITIES AND
           STOCKHOLDERS' EQUITY
           --------------------

CURRENT LIABILITIES                           $  4,556          $   580          $    346         $  5,482

LONG-TERM DEBT                                  13,300              -              12,944           26,244

REDEEMABLE PREFERRED STOCK                       1,868              -                 -              1,868

STOCKHOLDERS' EQUITY                            29,669            4,191             5,000           38,860
                                              --------          -------          --------         --------

                 Total liabilities and
                     stockholders' equity     $ 49,393          $ 4,771          $ 18,290         $ 72,454
                                              ========          =======          ========         ========

                           HARKEN ENERGY CORPORATION


              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (Unaudited)
                           (In thousands of dollars)


                                                                   Pro Forma        Pro Forma
                                                                 Adjustments-     Adjustments-
                                         Harken       Search         Prior          Momentum
                                         Actual       Actual     Transactions      Properties         Pro Forma
                                       -----------    -------   -------------     ------------       -----------
OIL AND GAS REVENUES                   $     4,189    $   188        1,510(7)        $  982 (1)      $     6,869

OTHER REVENUES                                 992        -                             (90)(2)              902
                                       -----------    -------       ------           ------          -----------

           Total revenues                    5,181        188        1,510              892                7,771

OIL AND GAS OPERATING
  EXPENSE                                    1,343         79          665(7)           214 (3)            2,301

GENERAL AND
  ADMINISTRATIVE EXPENSE                     2,285        236          123(7)            81 (4)            2,725

DEPRECIATION AND
  AMORTIZATION                               1,810         18          651(9)           346 (5)            2,825

INTEREST EXPENSE AND
  OTHER                                        322         19          462(8)           713 (6)            1,516
                                       -----------    -------       ------           ------          -----------

           Total expenses                    5,760        352        1,901            1,354                9,367
                                       -----------    -------       ------           ------          -----------

INCOME/(LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE INCOME TAXES                         (579)      (164)        (391)            (462)              (1,596)

INCOME TAX EXPENSE                             -          -            -                 -                   -
                                       -----------    -------       ------           ------          -----------

INCOME/(LOSS) FROM
  CONTINUING OPERATIONS                $      (579)   $  (164)      $ (391)          $ (462)         $    (1,596)
                                       ===========    =======       ======           ======          ===========

Net loss per share from
  continuing operations
  attributable to common
   stock                               $     (0.01)                                                  $     (0.02)
                                       ===========                                                   ===========

Weighted average shares
   outstanding                          63,052,443                                                    69,924,089
                                       ===========                                                   ===========

                           HARKEN ENERGY CORPORATION


              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (Unaudited)
                           (In thousands of dollars)



                                                                           Pro Forma     Pro Forma
                                                     Acquired             Adjustments-  Adjustments-
                                         Harken     Interest in  Search      Prior        Momentum
                                         Actual     CHAP-Actual  Actual   Transactions   Properties    Pro Forma
                                      -----------   ----------- -------  -------------   -----------   ----------
OIL AND GAS REVENUES                  $     4,156      $ 1,035  $   495   $ 2,154 (7)     $ 1,252 (1)  $    9,092

OTHER REVENUES                                739           39      221                      (120)(2)         879
                                      -----------      -------  -------   -------         -------      ----------

        Total revenues                      4,895        1,074      716     2,154           1,132           9,971

OIL AND GAS OPERATING EXPENSE               1,535          337      274       940 (7)         335 (3)       3,421

GENERAL AND ADMINISTRATIVE
   EXPENSE                                  3,132           96      698       166 (7)         108 (4)       4,200

DEPRECIATION AND AMORTIZATION               1,993          416      499       157 (9)         416 (5)       3,481

PROVISION FOR ASSET IMPAIRMENTS             6,361          -      2,667    (2,667)(9)         -             6,361

INTEREST EXPENSE AND OTHER                     85          -          5     1,779 (8)         846 (6)       2,715
                                      -----------      -------  -------   -------         -------      ----------

        Total expenses                     13,106          849    4,143       375           1,705          20,178
                                      -----------      -------  -------   -------         -------      ----------

INCOME/(LOSS) FROM
   CONTINUING OPERATIONS
   BEFORE INCOME TAXES                     (8,211)         225   (3,427)    1,779            (573)        (10,207)

INCOME TAX EXPENSE/(BENEFIT)                  -            -       (227)      227 (10)        -               -
                                      -----------      -------  -------   -------         -------      ----------

INCOME/(LOSS) FROM CONTINUING
   OPERATIONS                         $    (8,211)     $   225  $(3,200)  $ 1,552         $  (573)     $  (10,207)
                                      ===========      =======  =======   =======         =======      ==========


Net loss per share from continuing
   operations attributable to common
   stock                              $     (0.14)                                                     $    (0.15)
                                      ===========                                                      ==========

Weighted average shares
   outstanding                         59,722,853                                                      68,345,609
                                      ===========                                                      ==========

                           HARKEN ENERGY CORPORATION


                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS - PRO FORMA COMBINED CONDENSED BALANCE SHEET:

(1) Pro forma entry to record the acquisition of Yellowhouse Properties at September 30, 1995, in exchange for 3,000,000 shares of restricted Harken common stock previously held as treasury stock. Harken also issued 1,000,000 warrants to purchase additional shares of restricted Harken common stock at $2 per share, and also issued 82,759 shares of restricted Harken common stock previously held as treasury stock to a financial advisor in connection with the acquisition. The purchase price was calculated using the market value, discounted by 25%, of the shares issued in the acquisition. In addition, Harken assumed certain short-term notes payable with a remaining balance of $333,000. The purchase price was allocated entirely to the Yellowhouse Properties proved reserves and includes $100,000 of estimated transaction costs. In addition, certain closing adjustments have been reflected in the pro forma balance sheet including $345,000 of cash and other current assets and $147,000 of current liabilities related to the acquired properties.

(2) Pro forma entry to record the acquisition of Momentum Properties at September 30, 1995, in exchange for, among other consideration, $2,500,000 in cash, a note payable in the face amount of $13,000,000, and 2,500,000 shares of Harken common stock. The purchase price was calculated by recording the note payable at its discounted fair value, using a market rate of interest. The recorded amount of the note payable, which is payable at Harken's election in either cash or shares of Harken common stock, also reflects certain estimated adjustments to be made to the principal balance at its maturity dates. Additionally, Harken has valued the 2,500,000 shares of Harken common stock issued at closing at an undiscounted value of $2.00 per share, as Harken has guaranteed such a sales proceeds value to the seller as part of the adjusted principal value of the note payable. The purchase price was allocated entirely to the Momentum Properties proved reserves and includes $150,000 of estimated transaction costs. In addition, certain closing adjustments have been reflected in the pro forma balance sheet.

PRO FORMA ADJUSTMENTS - PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS:

(1)   Pro forma entry to reflect the actual revenues of the Momentum
      Properties.

(2) Pro forma entry to reflect the reduction in interest income earned due to the $2,500,000 cash consideration to be paid at closing of the acquisition of the Momentum Properties.

(3) Pro forma entry to reflect the estimated increase in production expenses attributable to the Momentum Properties, including historical production expenses of $178,000 and $287,000 for the nine months ended September 30, 1995, and for the year ended December 31, 1994, respectively, and operating costs expected to be incurred by Harken which were not included in the historical statements of revenues, and direct operating expenses of $36,000 and $48,000 for the nine months ended September 30, 1995, and for the year ended December 31, 1994, respectively, consisting of $4,000 per month in pumper and related expenses that have been incurred in connection with operating the Momentum Properties.

(4) Pro forma entry to reflect estimated increase in general and administrative expenses attributable to the Momentum Properties. The additional general and administrative expenses consist of $24,000 for the annual cost of a new field office in the panhandle region and $84,000 related to newly hired operating and administrative employees to serve the Momentum Properties.

 (5) Pro forma entry to reflect depreciation and depletion expense on oil and gas properties for the Momentum Properties calculated on a consolidated basis.

(6) Pro forma entry to record the accretion of interest expense related to the discounted fair value of the note payable issued by Harken as part of the acquisition of Momentum Properties.

(7) Pro forma entry to reflect the actual revenues and direct operating expenses primarily of the Yellowhouse Properties.

(8) Pro forma entry to reflect interest expense incurred primarily on the European 8% Senior Convertible Notes.

(9) Pro forma entry to adjust actual depreciation and depletion expense and valuation provision on oil and gas properties for the Yellowhouse Properties, Search, and the acquired interest in CHAP Joint Venture calculated on a consolidated basis.

(10)  Pro forma entry to eliminate income tax benefit of Search.

(c)   Exhibits.

        Exhibit
        Number                         Description
        -------                        -----------

       *    2.1 --          Agreement of Purchase and Sale dated December 15,
                            1995, by and between Harken Energy Corporation,
                            Harken Exploration Company and Momentum Operating
                            Co., Inc.

       *   99.1 --          Promissory Note of Harken Exploration Co., Inc.,
                            dated December 15, 1995, in the principal amount of $13,000,000.

       *   99.2 --          Registration Rights Agreement, dated as of December
                            15, 1995, by and among Harken Energy Corporation and Momentum Operating Co., Inc.

____________________
*previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HARKEN ENERGY CORPORATION




Date: April 22, 1996                    By: /s/ Bruce N. Huff
                                            ----------------------------------
                                                Bruce N. Huff,
                                                Senior Vice President and
                                                Chief Financial Officer

                               INDEX TO EXHIBITS


                                                                              Sequentially
                                                                                Numbered
 Exhibit No.                         Exhibit                                       Page
- ------------              ----------------------------                        ------------
 *   2.1          Agreement of Purchase and Sale dated December 15, 1995,
                  by and between Harken Energy Corporation, Harken
                  Exploration Company and Momentum Operating Co., Inc.

 *  99.1          Promissory Note of Harken Exploration Co., Inc., dated
                  December 15, 1995, in the principal amount of
                  $13,000,000.
 *  99.2          Registration Rights Agreement, dated as of December 15,
                  1995, by and among Harken Energy Corporation and Momentum
                  Operating Co., Inc.


____________________
*previously filed